Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2020 Second Quarter Results
Recurring Revenue Grows 4%; Diluted Earnings Per Share Increases 60% Reflecting Pivot to Emphasize Profitability and Cash Flow
Charleston, S.C. (July 29, 2020) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its second quarter ended June 30, 2020.
"We continue to prioritize the well-being of our employees as we think about the future of work at Blackbaud and building on our strong, customer-centric culture," said Mike Gianoni, Blackbaud's president and CEO. "Our customers are once more proving the often under-appreciated resilience of our market and finding creative ways to ensure they deliver on their missions despite the challenges presented by the current environment. This pandemic will be a catalyst for the industry to move even faster towards modern, purpose-built cloud solutions, and we remain very well positioned as a leader in this market and the best long-term partner for social good organizations. While we continue to be optimistic over the long-term opportunity, the uncertainty of today's environment is likely to put pressure on near-term revenue growth."
Second Quarter 2020 Results Compared to Second Quarter 2019 Results:

•	Total GAAP revenue was $232.0 million, up 2.8%, with $216.3 million in GAAP recurring revenue, representing 93.2% of total GAAP revenue. GAAP recurring revenue was up 3.7%.

•	Total non-GAAP revenue was $232.0 million, up 2.5%, with $216.3 million in non-GAAP recurring revenue, representing 93.2% of total non-GAAP revenue. Non-GAAP recurring revenue was up 3.4%.

•	Non-GAAP organic recurring revenue increased 3.4%.

•	GAAP income from operations was $19.6 million, with GAAP operating margin of 8.4%, an increase of 240 basis points.

•	Non-GAAP income from operations was $54.5 million, with non-GAAP operating margin of 23.5%, an increase of 430 basis points.

•	GAAP net income was $11.8 million, with GAAP diluted earnings per share of $0.24, up $0.09 per share.

•	Non-GAAP net income was $41.0 million, with non-GAAP diluted earnings per share of $0.85, up $0.19 per share.

•	Non-GAAP free cash flow was $48.2 million, an increase of $10.2 million.
"We executed very well in the second quarter while remaining critically focused on the success of our customers and the health and economic stability of our employees," said Tony Boor, executive vice president and CFO. "The second quarter results clearly show the stability in our customer base, durability of the market we serve, as well as our ability to drive increased profitability and cash flow. The early actions taken to bolster our liquidity and increase related borrowing capacity generated a significant cost reduction for the quarter and are planned through the remainder of the year, with some of these temporary actions expected to reverse heading into 2021."
An explanation of all non-GAAP financial measures referenced in this press release is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

PRESS RELEASE

Recent Company Highlights

•	Blackbaud announces technology innovations specifically designed to support the unique needs of social good organizations during COVID-19

•	In its eighth annual Industry Review, Blackbaud showcased key learnings and trends in employee philanthropic behavior and companies' corporate social responsibility (CSR) programs

•	Higher education and healthcare institutions around the world are turning to Blackbaud solutions to power fundraisers for COVID-19 vaccines and lifesaving equipment

•	Blackbaud's workplace culture receives two national recognitions: Being named to Forbes' list of Best Employers for Women and Fast Company's Best Workplaces for Innovators list

•
Welcoming more than 5,000 registrants, Blackbaud's annual tech conference for K-12 private school leaders boasted record attendance, marquee keynote speakers and sessions focused on navigating school reopening and hybrid learning

•	Blackbaud's bbcon 2020 Virtual, the tech conference for a better world, will be held October 6-8 with re-imagined global format and free to all attendees. Registration is now open

Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.

Conference Call Details
What:    Blackbaud's 2020 Second Quarter Conference Call
When:    July 30, 2020
Time:     8:00 a.m. (Eastern Time)
Live Call:     877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, higher education institutions, K–12 schools, healthcare organizations, faith communities, arts and cultural organizations, foundations, companies and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for more than three decades, Blackbaud is headquartered in Charleston, South Carolina, and has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom. For more information, visit www.blackbaud.com, or follow us on Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact:	Media Contact:
Steve Hufford	media@blackbaud.com
Director of Investor Relations
843-654-2655
steve.hufford@blackbaud.com

PRESS RELEASE

Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; the security of our data and that of our customers; uncertainty regarding the COVID-19 disruption; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, Blackbaud recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which Blackbaud believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment.

PRESS RELEASE

Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition, Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands)	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$30,531	$31,810
Restricted cash due to customers	421,915	545,485
Accounts receivable, net of allowance of $9,025 and $5,529 at June 30, 2020 and December 31, 2019, respectively	129,675	88,868
Customer funds receivable	1,284	524
Prepaid expenses and other current assets	83,699	67,852
Total current assets	667,104	734,539
Property and equipment, net	36,539	35,546
Operating lease right-of-use assets	95,575	104,400
Software development costs, net	106,044	101,302
Goodwill	630,687	634,088
Intangible assets, net	292,187	317,895
Other assets	68,673	65,193
Total assets	$1,896,809	$1,992,963
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$41,029	$47,676
Accrued expenses and other current liabilities	52,893	73,317
Due to customers	423,199	546,009
Debt, current portion	9,194	7,500
Deferred revenue, current portion	332,570	314,335
Total current liabilities	858,885	988,837
Debt, net of current portion	478,919	459,600
Deferred tax liability	45,108	44,594
Deferred revenue, net of current portion	4,626	1,802
Operating lease liabilities, net of current portion	86,586	95,624
Other liabilities	11,883	5,742
Total liabilities	1,486,007	1,596,199
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 60,901,100 and 60,206,091 shares issued at June 30, 2020 and December 31, 2019, respectively	61	60
Additional paid-in capital	491,450	457,804
Treasury stock, at cost; 11,332,912 and 11,066,354 shares at June 30, 2020 and December 31, 2019, respectively	(311,661)	(290,665)
Accumulated other comprehensive loss	(14,476)	(5,290)
Retained earnings	245,428	234,855
Total stockholders’ equity	410,802	396,764
Total liabilities and stockholders’ equity	$1,896,809	$1,992,963

Blackbaud, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenue
Recurring	$216,260	$208,468	$421,127	$406,562
One-time services and other	15,731	17,166	34,485	34,902
Total revenue	231,991	225,634	455,612	441,464
Cost of revenue
Cost of recurring	91,370	86,657	180,921	171,368
Cost of one-time services and other	13,569	14,150	28,883	28,722
Total cost of revenue	104,939	100,807	209,804	200,090
Gross profit	127,052	124,827	245,808	241,374
Operating expenses
Sales, marketing and customer success	51,954	55,009	110,689	110,464
Research and development	24,895	25,902	49,872	54,363
General and administrative	29,842	28,543	55,697	55,660
Amortization	729	1,152	1,470	2,528
Restructuring	50	730	74	2,683
Total operating expenses	107,470	111,336	217,802	225,698
Income from operations	19,582	13,491	28,006	15,676
Interest expense	(3,893)	(5,799)	(8,052)	(11,122)
Other income, net	630	2,181	1,700	2,363
Income before provision for income taxes	16,319	9,873	21,654	6,917
Income tax provision	4,496	2,733	5,192	899
Net income	$11,823	$7,140	$16,462	$6,018
Earnings per share
Basic	$0.25	$0.15	$0.34	$0.13
Diluted	$0.24	$0.15	$0.34	$0.13
Common shares and equivalents outstanding
Basic weighted average shares	48,239,928	47,714,621	48,138,125	47,622,740
Diluted weighted average shares	48,418,378	48,160,684	48,465,077	48,101,212
Other comprehensive loss
Foreign currency translation adjustment	(887)	(6,018)	(6,615)	(1,428)
Unrealized gain (loss) on derivative instruments, net of tax	551	(1,939)	(2,571)	(2,871)
Total other comprehensive loss	(336)	(7,957)	(9,186)	(4,299)
Comprehensive income (loss)	$11,487	$(817)	$7,276	$1,719

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
(dollars in thousands)	2020	2019
Cash flows from operating activities
Net income	$16,462	$6,018
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,088	43,113
Provision for credit losses and sales returns	6,677	4,646
Stock-based compensation expense	33,713	28,755
Deferred taxes	1,945	465
Amortization of deferred financing costs and discount	376	376
Other non-cash adjustments	477	1,982
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(48,167)	(45,071)
Prepaid expenses and other assets	(7,068)	(12,725)
Trade accounts payable	(8,984)	216
Accrued expenses and other liabilities	(26,520)	(9,014)
Deferred revenue	22,489	26,328
Net cash provided by operating activities	37,488	45,089
Cash flows from investing activities
Purchase of property and equipment	(5,887)	(6,375)
Capitalized software development costs	(21,679)	(23,206)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	—	(109,386)
Other investing activities	—	500
Net cash used in investing activities	(27,566)	(138,467)
Cash flows from financing activities
Proceeds from issuance of debt	202,100	329,100
Payments on debt	(185,250)	(155,150)
Employee taxes paid for withheld shares upon equity award settlement	(20,996)	(19,760)
Proceeds from exercise of stock options	4	6
Change in due to customers	(121,612)	(107,808)
Change in customer funds receivable	(828)	(3,741)
Dividend payments to stockholders	(5,960)	(11,802)
Net cash (used in) provided by financing activities	(132,542)	30,845
Effect of exchange rate on cash, cash equivalents and restricted cash	(2,229)	(526)
Net decrease in cash, cash equivalents and restricted cash	(124,849)	(63,059)
Cash, cash equivalents and restricted cash, beginning of period	577,295	449,846
Cash, cash equivalents and restricted cash, end of period	$452,446	$386,787
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	June 30, 2020	December 31, 2019
Cash and cash equivalents	$30,531	$31,810
Restricted cash due to customers	421,915	545,485
Total cash, cash equivalents and restricted cash in the statement of cash flows	$452,446	$577,295

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
GAAP Revenue	$231,991	$225,634	$455,612	$441,464
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	716	—	1,432
Non-GAAP revenue	$231,991	$226,350	$455,612	$442,896

GAAP gross profit	$127,052	$124,827	$245,808	$241,374
GAAP gross margin	54.8%	55.3%	54.0%	54.7%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	716	—	1,432
Add: Stock-based compensation expense	2,570	791	3,435	1,765
Add: Amortization of intangibles from business combinations	9,686	11,329	20,616	22,745
Add: Employee severance	781	(4)	813	1,115
Subtotal	13,037	12,832	24,864	27,057
Non-GAAP gross profit	$140,089	$137,659	$270,672	$268,431
Non-GAAP gross margin	60.4%	60.8%	59.4%	60.6%

GAAP income from operations	$19,582	$13,491	$28,006	$15,676
GAAP operating margin	8.4%	6.0%	6.1%	3.6%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	716	—	1,432
Add: Stock-based compensation expense	20,133	15,029	33,713	28,755
Add: Amortization of intangibles from business combinations	10,415	12,481	22,086	25,273
Add: Employee severance	4,264	191	4,361	3,612
Add: Acquisition-related integration costs	(71)	464	(103)	1,182
Add: Acquisition-related expenses	85	365	224	810
Add: Restructuring costs	50	730	74	2,683
Subtotal	34,876	29,976	60,355	63,747
Non-GAAP income from operations	$54,458	$43,467	$88,361	$79,423
Non-GAAP operating margin	23.5%	19.2%	19.4%	17.9%

GAAP income before provision for income taxes	$16,319	$9,873	$21,654	$6,917
GAAP net income	$11,823	$7,140	$16,462	$6,018

Shares used in computing GAAP diluted earnings per share	48,418,378	48,160,684	48,465,077	48,101,212
GAAP diluted earnings per share	$0.24	$0.15	$0.34	$0.13

Non-GAAP adjustments:
Add: GAAP income tax provision	4,496	2,733	5,192	899
Add: Total non-GAAP adjustments affecting income from operations	34,876	29,976	60,355	63,747
Non-GAAP income before provision for income taxes	51,195	39,849	82,009	70,664
Assumed non-GAAP income tax provision(1)	10,239	7,970	$16,402	$14,133
Non-GAAP net income	$40,956	$31,879	$65,607	$56,531

Shares used in computing non-GAAP diluted earnings per share	48,418,378	48,160,684	48,465,077	48,101,212
Non-GAAP diluted earnings per share	$0.85	$0.66	$1.35	$1.18

(1)	Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
GAAP revenue	$231,991	$225,634	$455,612	$441,464
GAAP revenue growth	2.8%		3.2%
Add: Non-GAAP acquisition-related revenue(1)	—	716	—	1,432
Non-GAAP organic revenue(2)	$231,991	$226,350	$455,612	$442,896
Non-GAAP organic revenue growth	2.5%		2.9%

Non-GAAP organic revenue(2)	$231,991	$226,350	$455,612	$442,896
Foreign currency impact on non-GAAP organic revenue(3)	2,008	—	2,318	—
Non-GAAP organic revenue on constant currency basis(3)	$233,999	$226,350	$457,930	$442,896
Non-GAAP organic revenue growth on constant currency basis	3.4%		3.4%

GAAP recurring revenue	$216,260	$208,468	$421,127	$406,562
GAAP recurring revenue growth	3.7%		3.6%
Add: Non-GAAP acquisition-related revenue(1)	—	716	—	1,432
Non-GAAP organic recurring revenue	$216,260	$209,184	$421,127	$407,994
Non-GAAP organic recurring revenue growth	3.4%		3.2%

(1)
Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.

(2)
Non-GAAP organic revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(3)
To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.

(dollars in thousands)	Six months ended June 30,
	2020	2019
GAAP net cash provided by operating activities	$37,488	$45,089
Less: purchase of property and equipment	(5,887)	(6,375)
Less: capitalized software development costs	(21,679)	(23,206)
Non-GAAP free cash flow	$9,922	$15,508